EXHIBIT 99.2

65 West Watkins Mill Road
Gaithersburg, MD 20878
tel: 240-632-0740
fax: 240-632-0735
www.genvec.com
Sharon L. Weinstein
Director, Investor Relations
& Corporate Communications
240-632-5511
sweinstein @genvec.com
FOR IMMEDIATE RELEASE
GENVEC ANNOUNCES COMPLETION OF INTERIM SAFETY DATA ANALYSIS
FOR PHASE II/III TRIAL WITH TNFERADE™ IN PANCREATIC CANCER
Positive Review by DSMB Supports Start of Endoscopic Administration of TNFerade™
GAITHERSBURG, MD— Dec. 14, 2006 — GenVec, Inc. (Nasdaq: GNVC) announced today that an independent data safety monitoring board (DSMB) has completed a planned interim analysis of safety data from the ongoing Phase II/III clinical trial with TNFerade™ in locally advanced pancreatic cancer. In addition to its recommendation that the trial continue, the DSMB supported the use of endoscopic ultrasonography (EUS) as an alternative to percutaneous tumor administration. GenVec has provided its interim safety data to the U.S. Food and Drug Administration (FDA) and is waiting for final clearance to move forward with EUS administration.
The Phase II/III clinical trial, known as PACT, is a multi-center, randomized and controlled study of 330 patients, designed to evaluate the safety and efficacy of TNFerade plus standard of care, versus standard of care alone (SOC) in patients with locally advanced pancreatic cancer. This interim evaluation was based on data from 40 patients, 25 of whom received standard of care plus TNFerade.
“We are pleased to receive a positive recommendation from the DSMB in this first-ever review of comparative safety data for TNFerade,” said Mark Thornton, M.D., Ph.D., senior vice president of product development for GenVec. “We think it is noteworthy that the DSMB agrees with our conclusion that following receipt of TNFerade + SOC versus SOC in 25 versus 15 patients respectively, there was no statistical difference in the incidence rates of protocol-defined thromboembolic events between the two groups (20% vs. 20%, respectively).” Dr. Thornton added, “The DSMB supports expansion of the routes by which patients can receive TNFerade, and we believe administration of TNFerade through endoscopic ultrasonography should accelerate enrollment of eligible patients and attract additional clinical sites.”
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The independent Data Safety Monitoring Board (DSMB) established by GenVec, is comprised of medical, surgical and statistical experts in pancreatic cancer and is responsible for monitoring the patients participating in the Phase II/III clinical trial and conducting periodic analyses of drug safety and efficacy. The board operates under a written charter, consistent with good clinical practice guidelines.
About TNFerade™
TNFerade is an adenovector, or DNA carrier, which contains the gene for tumor necrosis factor-alpha (TNFα), an immune system protein with potent and well-documented anti-cancer effects, for direct injection into tumors. After administration, TNFerade stimulates the production of TNFα in the tumor. GenVec is developing TNFerade for use in combination with radiation and/or chemotherapy for the treatment of various cancers.
About GenVec
GenVec, Inc. is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Additional information about GenVec and its portfolio of product candidates is available at www.genvec.com and in the company’s various filings with the Securities and Exchange Commission.
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future programs and studies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; the timing and content of future U.S. Food and Drug Administration regulatory actions with respect to GenVec, its product candidates, or collaborators, risks relating to the commercialization, if any, of GenVec’s proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
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